Exhibit 10.1

AMENDMENT TO CONVERTIBLE DEBENTURE

This Amendment to Convertible Debenture Stock (“Amendment”) is entered into as of this 2nd day of December, 2009 by and between Turbine Truck Engines, Inc., a Nevada corporation (“TTEG”), and Golden State Equity Investors, formerly known as Golden Gate Investors, Inc., a California corporation (“GSEI”).

WHEREAS, TTEG and GSEI are parties to that certain 7 3/4 % Convertible Debenture dated as of June 6, 2008 (“Debenture”) together with all related documents, including but not limited to the (a) Security Purchase Agreement; (b) Secured Promissory Note (collectively with the Debenture, the “Related Documents”); and

WHEREAS, after due negotiation, the parties desire to amend the Debenture and the Related Documents, as applicable.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TTEG and GSEI agree as follows:

1.	All terms used herein and not otherwise defined herein shall have the definitions set forth in the Related Documents.

2.	This Amendment, and the changes to the Related Documents made hereby, are contingent upon the following:

(a) GSEI receiving the shares of stock due under the $195,000 conversion notice previously sent to TTEG after re-submission of the funds to TTEG; and

(b) GSEI being able to sell the shares received in the open market with the cooperation of TTEG in obtaining an opinion of counsel and instructions to the transfer agent allowing the sales.

3.	Section 3.1 of the Debenture shall be deleted in its entirety and replaced as follows:

3.1 Conversion; Conversion Price. At the option of the Holder, this Debenture may be converted, either in whole or in part, up to the full Principal Amount hereof into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day, subject to compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted divided by the Conversion Price. The “Conversion Price” shall be equal to the lesser of (i) $0.50, or (ii) 80% of the average of the 3 lowest Volume Weighted Average Prices during the 1 Trading Days prior to Holder’s election to convert (the percentage figure being a “Discount Multiplier”), provided however, beginning on January 1, 2010, the Conversion Price shall not be less than $0.15. The Company reserves the right to increase the number of Trading Days in clause (ii) above, as it deems appropriate. Notwithstanding the foregoing, only that portion of the Principal Amount of this Debenture that has actually been paid in cash by the Holder at the Closing Date or has been repaid in cash by the Holder as a payment of principal under the Promissory Note may be converted by the Holder into Common Shares.

4.	Section 3.2(ii) of the Debenture shall be deleted in its entirety and replaced as follows:

If, at any time after the date of this Debenture, (a) the Company challenges, disputes or denies the right of the Holder hereof to effect the conversion of this Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 3.2 or (b) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or legal proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of this Debenture into Common Shares, then the interest rate on this Debenture shall be adjusted pursuant to Section 7 hereof. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

5.	Section 3.4 of the Debenture shall be deleted in its entirety and replaced as follows:

SECTION 3.4

Reclassification, Etc. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (each, a “Fundamental Corporate Change”) and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Debenture shall have the right thereafter, at its sole option, to (x) have the interest rate on this Debenture be adjusted pursuant declare an Event of Default under Section 6.1 hereof, or (y) receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which the outstanding portion of this Debenture may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change, or (z) require the Company, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Holder a debenture with substantial identical rights, privileges, powers, restrictions and other terms as this Debenture in an amount equal to the amount outstanding under this Debenture immediately prior to such Fundamental Corporate Change. For purposes hereof, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes.

6.	Section 3.5 shall be deleted in its entirety and replaced as follows:

SECTION 3.5 Certain Conversion Limits. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion, as set forth on the applicable Conversion Notice, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or warrants to purchase shares of the Company’s Common Stock) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3.5 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock provided to the Holder in writing by the Company after Holder makes such request or in the event that the Company files, any of the following with the Securities and Exchange Commission, the most recent of the following: (A) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding on the records of the Company as of the date of the request. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this Section 3.5 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to, at the sole discretion of the Holder, either change the Beneficial Ownership Limitation to (i) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture held by the Holder and the provisions of this Section 3.5 shall continue to apply, or (ii) remove any Beneficial Ownership Limitation under this Debenture. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 9.99% of the then outstanding shares of Common Stock, then the Company shall prepay such portion of this Debenture (at the adjusted interest rate as set forth in Section 7 hereof) as shall cause such Holder not to be deemed the beneficial owner of more than 9.99% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such portion of the Debenture. Any and all interest paid on or prior to the date of such determination shall be deemed interest paid on the remaining portion of this Debenture held by the Holder. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 6.1 shall be amended by adding the following as Section 6.1 (xi) in its entirety:

(xi) the occurrence of a Fundamental Corporate Change, without the prior written consent of the Holder.

7.	Section 6.2 shall be deleted in its entirety and replaced as follows:

Section 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Holder may, in Holder’s sole and absolute discretion, by a notice in writing to the Company, rescind any outstanding Conversion Notice and declare that any or all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture or such portion thereof, as applicable, shall become immediately due and payable in cash at a price equal to the outstanding Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of payment at the adjusted interest rate as set forth in Section 7 hereof; provided, however, in the case of any Event of Default described in clauses (iii), (iv), (v) or (vii) of Section 6.1, all amounts owing or otherwise outstanding under this Debenture automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid. In the event that the Company is obligated to pay any amount to the Holder in connection with an acceleration of the maturity of this Debenture as set forth herein, the Company shall first apply against such amount an amount equal to the outstanding amount owed by the Holder to the Company under the Promissory Note, if any, and the amount otherwise owed by the Company to the Holder in connection with an acceleration of the maturity of this Debenture shall be reduced by the outstanding amount owed by the Holder to the Company under the Promissory Note, with the Promissory Note deemed paid by Holder to the extent of and with respect to such amount, and if the amount due from the Company to the Holder in connection with an acceleration of the maturity of this Debenture is equal to or greater than the outstanding amount owed under the Promissory Note, the Company shall cancel and deem the Promissory Note as paid in full in connection with the application of the amount owed by the Holder to the Company under Promissory Note against the amount otherwise owed by the Company to the Holder hereunder. The Company shall immediately pay in cash to the Holder any remaining amount owed by the Company to the Holder in connection with the acceleration of the maturity of this Debenture as described herein, after the application of the outstanding amount owed under the Promissory Note, if any, to such obligation.

8.	Section 7.1 shall be deleted in its entirety and replaced as follows:

Section 7.1 Interest Rate Adjustment. In the event that an Event of Default occurs, then (i) the Interest Rate shall immediately be increased to Nine and Three-Quarters Percent (9 3/4%) and shall remain at such level for the duration of this Debenture; and (ii) the Company shall, within three Business Days of the written request of the Holder prepay to the Holder the amount of interest that would be otherwise paid under this Debenture from the date of such written request through the Maturity Date (such amount referred to herein as the “Interest Prepayment”). In the event that after the payment by the Company of the Interest Prepayment all or any of the Principal Amount of this Debenture is converted by Holder or redeemed pursuant to the terms of this Debenture prior to the Maturity Date, then the Holder shall repay the corresponding pro rata portion of the Interest Prepayment equal to the amount of the Interest Prepayment that is represented by such portion of the Principal Amount at such time that that is so converted or redeemed (taking into account both the amount of the Principal Amount so converted or redeemed and the date upon which such amount is so converted or redeemed).

9.	During the term of any Debenture, TTEG may elect to limit the amount of prepayments that Holder is permitted to make under the Promissory Note to $225,000 per calendar month, provided the VWAP of TTEG is $2.00 or below on the date such election is made. Any such election shall be made by written notice to the Holder.

Except as specifically amended herein, all other terms and conditions of the Debenture and Related Documents shall remain in full force and effect.

IN WITNESS WHEREOF, TTEG and GSEI have caused this Amendment to be signed by its duly authorized officers on the date first set forth above.

Turbine Truck Engines, Inc.	Golden State Equity Investors, formerly known as Golden Gate Investors, Inc., a California corporation

By:	By:

Name:	Name:

Title:	Title:

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